Exhibit 10.3.1

EXECUTION VERSION

Triangle Acquisition Holdings Inc.

2010 Equity Incentive Plan

Article 1.               Establishment & Purpose

1.1 Establishment.  Triangle Acquisition Holdings Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes the 2010 Equity Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document.

1.2 Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to the Company and its Subsidiaries and Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling their performance goals.

Article 2.               Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1          “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2          “Avista Investor” means Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., Avista Capital Partners (Offshore) II-A, L.P., and any of their Permitted Transferees (as defined in the Stockholders Agreement).

2.3          “Award” means any Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent or Other Stock-Based Award that is granted under the Plan.

2.4          “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.5          “Board” means the Board of Directors of the Company.

2.6          “CapitalCo.” means 1829356 Ontario Limited and any of its Permitted Transferees (as defined in the Stockholders Agreement).

2.7          “Change of Control” means, except as otherwise defined in an Award Agreement, (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Equity Securities (as such term is defined in the Stockholders Agreement) representing in excess of seventy percent (70%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons, other than the Sponsors and their Permitted Transferees (as such term is defined in the Stockholders Agreement), or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries).

Notwithstanding anything to the contrary herein, and solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not be deemed to occur under the Plan unless the Change of Control also constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company under Treasury Regulations § 1.409A-3(i)(5), or any successor provision.

2.8          “Class A Common Stock” means the Company’s authorized shares of Class A common stock, par value $0.01, and any stock into which such common stock may hereafter be converted, changed or reclassified.

2.9          “Class B Common Stock” means the Company’s authorized shares of Class B common stock, par value $0.01, and any stock into which such common stock may hereafter be converted, changed or reclassified.

2.10        “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.11        “Committee” means the Board, or any committee designated by the Board to administer this Plan.

2.12        “Common Unit” means a unit comprised of one share of Class A Common Stock and one share of Class B Common Stock.

2.13        “Company” means Triangle Acquisition Holdings Inc., a Delaware corporation, and any successor thereto.

2.14        “Consultant” means any person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.15        “Director” means a member of the Board who is not an Employee.

2.16        “Dividend Equivalent” means any right to a dividend equivalent granted from time to time under Article 6 of the Plan.

2.17        “Effective Date” means the date set forth in Section 14.15.

2.18        “Employee” means an officer or other employee of the Company, its Subsidiaries or an Affiliate, including a member of the Board who is such an employee.

2.19        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.20        “Fair Market Value” means, with respect to the Common Units, as of any date of determination, (a) in the event that the Shares underlying the Common Units are listed on an established U.S. national securities exchange or any established over-the-counter trading system, the average of the closing prices of such Shares on such exchange if listed or, if not so listed, the average bid and asked price of such Shares reported on any established over-the-counter trading system on which prices for such Shares are quoted, in each case, for a period of twenty (20) trading days prior to such date of determination; or (b) in the event that the Shares underlying the Common Units are not listed on an established U.S. exchange or any established over-the-counter trading system, the fair market value of such Shares underlying the Common Units as determined by the Board in good faith through a reasonable application of a reasonable valuation method.

2.21        “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.22        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23        “Option” means any stock option granted from time to time under Article 6 of the Plan.

2.24        “Option Price” means the purchase price per Common Unit subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.25        “Other Stock-Based Award” means any right granted under Article 10 of the Plan.

2.26        “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.27        “Plan” means the Company’s Equity Incentive Plan, as amended from time to time.

2.28        “Restricted Stock” means any Award granted under Article 8.

2.29        “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.30        “Service” means service as an Employee, Director or Consultant.

2.31        “Share” means a share of Class A Common Stock and/or Class B Common Stock, as applicable.

2.32        “Sponsors” means Avista Investor and CapitalCo.

2.33        “Stock Appreciation Right” means any right granted under Article 7.

2.34        “Stockholders Agreement” means the Stockholders Agreement, dated on or about the date hereof, among the Company and certain stockholders of the Company, as the same may be amended, supplemented or modified from time to time.

2.35        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.36        “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.               Administration

3.1 Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, the terms and conditions of Awards granted under the Plan and the terms and conditions of Award Agreements to be entered into with Participants. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in, or interpret any provision of, any provision of the Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or waive any terms or conditions applicable to any Award; provided that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards without the Participant’s written consent (other than pursuant to Article 11 or Article 12 hereof). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Delegation.  The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries, and one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.               Eligibility and Participation

4.1 Eligibility.  Participants will consist of such Employees, Consultants, and Directors as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Types of Award.  Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Dividend Equivalents and (e) Other Stock-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.               Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Awards.

(a)                                 Class A Common Stock. Subject to adjustment as provided in this Article 5 and Article 12, the maximum number of shares of Class A Common Stock available for issuance as part of a Common Unit to Participants pursuant to Awards under this Plan shall be 31,340 shares (the “Class A Limit”). The number of shares of

Class A Common Stock available for granting Incentive Stock Options under the Plan shall not exceed the Class A Limit, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions.

(b)                                 Class B Common Stock. Subject to adjustment as provided in this Article 5 and Article 12, the maximum number of shares of Class B Common Stock available for issuance as part of a Common Unit to Participants pursuant to Awards under this Plan shall be 31,340 shares (the “Class B Limit” and together with the Class A Limit, the “Plan Limit”). The number of shares of Class B Common Stock available for granting Incentive Stock Options under the Plan shall not exceed the Class B Limit, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions.

(c)                                  Issuance of Shares. The Shares available for issuance under this Plan may consist of either authorized and unissued Shares or treasury Shares. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. Any Shares delivered to the Company (or withheld by the Company) as part or full payment for the purchase price of an Award granted under this Plan or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, any Shares tendered by a Participant or withheld by the Company to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award, in each case, shall be added back to the Plan Limit and again be available for Awards under this Plan.

(d)                                 Additional Shares. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash), the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under this Plan.    If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan. Notwithstanding anything herein to the contrary, Shares repurchased by the Company (whether at Fair Market Value or cost) pursuant to the terms of the Stockholders Agreement shall, in no case, be added back to the Plan Limit or be available for Awards under this Plan.

Article 6.               Stock Options

6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Common Units at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors and Consultants shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Affiliates shall be liable to any Participant or to any other person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of Common Units covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2 Terms of Option Grant. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Unit on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the Option Price shall not be less than 110% of the Fair Market Value of a Common Unit on the date of grant.

6.3 Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).

6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Common Units for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) or (ii) in the following sentence. Subject to the terms of an Award Agreement, the aggregate Option Price for the Common Units as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), or (ii) following the IPO (as such term is defined in the Stockholders Agreement), subject to such requirements as may be imposed by the Committee and subject to any other requirement or restriction in any Award Agreement or the Stockholders Agreement, through the delivery of irrevocable instructions to a broker to sell Common Units obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Common Units being purchased. The Committee may prescribe or permit, in its sole discretion, any other method of payment that it determines to be consistent with applicable law.

6.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Common Units with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option to the extent exceeding such amount. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.               Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Common Units on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash or its equivalent (e.g., by cashier’s check), other property or any combination thereof, as the Committee shall deter wine in its sole discretion.

7.2 Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of Common Units on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than 10 years from the date of grant.

7.3 Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Common Unit is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8.               Restricted Stock

8.1 Grant of Restricted Units. An Award of Restricted Units is a grant by the Committee of a specified number of Common Units to the Participant, which Common Units are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Units in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Units shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2 Terms of Restricted Unit Awards. Each Award Agreement evidencing a Restricted Unit grant shall specify the period(s) of restriction, the number of Common Units subject to the Award, the purchase price, if any, of such Restricted Units, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other cause) under which the Restricted Units may become vested or may be forfeited to the Company and such other provisions as the Committee shall determine. Upon determination of the number of Restricted Units to be granted to the Participant and payment of any purchase price, the Committee shall direct that a certificate or certificates representing the number of Shares underlying the Common Units be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such Shares underlying the Common Units shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Restricted Units as determined by the Committee, and the legend shall be removed and such number of Shares underlying the Common Units delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participants holding Restricted Units granted hereunder shall not have the right to exercise voting rights with respect to the underlying Shares and shall not have the right to receive dividends on such Shares.

8.4 Performance Goals. The Committee may condition the grant of Restricted Units or the expiration of the Restriction Period upon the Participant’s or the Company’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant or the Company fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Units to such Participant or the Participant shall forfeit the Award of Restricted Units to the Company, as applicable, unless otherwise provided in the Participant’s Award Agreement or the Stockholders Agreement.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Units, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9.               Dividend Equivalents

The Committee may grant Dividend Equivalents to Participants based on the dividends declared on Shares that are underlying any Award. The grant of Dividend Equivalents shall be treated as a separate Award. Dividend Equivalents shall be credited to a notional account maintained by the Company, as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash or Common Units by such formula and at such time and subject to such limitations as may be determined by the Committee. As determined by the Committee, Dividend Equivalents granted with respect to any Option or Stock Appreciation Right may be payable regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

Article 10.            Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Common Units and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Common Units (the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Common Units (or the equivalent cash value of such Common Units) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Common Units to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash or its equivalent (e.g., by cashier’s check), Common Units or a combination of cash or its equivalent (e.g., by cashier’s check) and Common Units; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Common Units so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.

Article 11.            Compliance with Section 409A of the Code

11.1        General. The Company intends that the Plan and all Awards and Award Agreements be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of any Awards (or any payments thereunder). Notwithstanding the Company’s intention, in the event any Award (or Award Agreement) is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards or Award Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate while preserving for the Participant to the maximum extent possible the economic benefit of such Award to (a) exempt the Plan and/or any Award or Award Agreement from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or Award Agreement, or (c) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs, and other interpretive authority that may be issued after the date of grant of an Award.

11.2        Timing of Payment. All Awards that would otherwise be subject to Section 409A shall be paid or otherwise settled on or as soon as practicable after the applicable vesting date and not later than the 15th day of the third month from the end of (i) the Participant’s tax year that includes the applicable payment or settlement date, or (ii) the Company’s tax year that includes the applicable payment or settlement date, whichever is later; provided, however, that the Committee reserves the right to delay payment or specify a compliant payment date with respect to any such Award under the circumstances set forth in Section 409A.

11.3        Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

11.4        Separation from Service. A termination of service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would subject such payment to adverse tax consequences, interest, or penalties under Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.

Article 12.            Adjustments

12.1        Adjustments in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, (a) the number and kind of Shares or other properties that may be issued under the Plan or under particular forms of Awards, (b) the number and kind of Shares or other properties subject to outstanding Awards, (c) the Option Price, grant price or purchase price applicable to outstanding Awards, (d) the grant of a Dividend Equivalent, and/or (e) other value determinations (including performance conditions) applicable to the Plan or outstanding Awards.

12.2        Change of Control. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under all then outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash or its equivalent (e.g., by cashier’s check), other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero, provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 13. Duration, Amendment, Modification, Suspension, and Termination

13.1        Duration of the Plan. Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

13.2        Amendment, Modification, Suspension, and Termination of Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time; provided that, subject to Article 11 and Article 12, no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (as determined by the Committee in its sole discretion) and (ii) without the consent of the Participant, if such action would materially diminish any of the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, the Committee may amend the Plan, any Award or any Award Agreement in such manner as it deems necessary to comply with applicable laws.

Article 14.            General Provisions

14.1        No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.2        Settlement of Awards; No Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

14.3        Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

14.4        No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.5        Non-Transferability of Awards. Except as provided by the terms of the Stockholders Agreement or unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any pet mitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.6        Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) hold the Shares received for a specified period of time; (b) become a signatory to the Company’s Stockholders Agreement; or (c) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.7        Shares Not Registered. Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, State securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as set forth in an Award Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under the Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant by or to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

14.8        Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

14.9        Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.10      Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.11      Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.12      No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Subsidiary to take any action which such entity deems to be necessary or appropriate.

14.13      Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially. all of the business or assets of the Company.

14.14      Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.15      Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company by written consent in accordance with applicable law or the Company’s bylaws at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each Participant to receive any Award hereunder. Any Award granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be terminated and cancelled without consideration.

*               *            *

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 28th of September, 2010.

TRIANGLE ACQUISITION HOLDINGS INC.

By:	/s/ James T. Ogle
Name: James T. Ogle
Title: Chief Executive Officer

[EQUITY INCENTIVE PLAN]